Exhibit 10.31
Non-Employee Director Compensation
The following is a summary of the retainers and meeting fees payable to non-employee directors effective July 1, 2018:

Retainers
Annual Board Retainer	$65,000
Annual Retainers (in addition to Annual Board Retainer):
Independent Chairman of the Board	$75,000
Audit Committee Chair	$25,000
Compensation and Management Development Committee Chair	$20,000
Corporate Governance Committee Chair	$15,000
Finance Committee Chair	$15,000
Risk Committee Chair	$15,000
Science and Technology Committee Chair	$15,000
Audit Committee Member (other than Chair)	$5,000
Meeting Fees
Board of Directors Meetings (per meeting day):
In-person attendance	$2,500
Telephonic attendance	$1,500
Committee Meetings (per meeting attended by each such committee member in person or telephonically)	$1,500
Attendance at Annual Science and Technology Committee Portfolio Review (per day)	$1,500
Special service fee (for each full day of service other than in connection with Board or Committee meetings)	$1,000